INTERNATIONAL ROTATION FUND

SCHEDULE OF INVESTMENTS (Unaudited)

June 30, 2008

Market

Unrealized

Shares

Value

Contracts

Gain (Loss)

CURRENCY EXCHANGE TRADED FUNDS

September 2008 Canadian

27.7%

Dollar Currency Futures

iShares MSCI Australia Index

Contracts

Fund*

106,700

$

2,847,823

(Aggregate Market Value of

Vanguard European ETF*

36,200

2,383,408

Contracts $10,088,850)

103

________

24,054

iShares MSCI Pacific ex-

Japan Index Fund

15,700

2,136,613

(Total Aggregate Market Value of Contracts

iShares MSCI Belgium Index

$22,440,000)

$

________

271,885

Fund

107,900

2,045,784

iShares MSCI Sweden Index

Futures Contracts Purchased

Fund

4,800

________

123,072

July 2008 SGX Singapore

Index Futures Contracts

Total CURRENCY EXCHANGE

(Aggregate Market Value of

TRADED FUNDS

Contracts $2,578,685)

49

$

(52,022)

(Cost $10,272,464)

________

9,536,700

July 2008 CAC 40 Index

Futures Contracts

Face

(Aggregate Market Value of

Amount

Contracts $1,808,391)

26

(102,746)

REPURCHASE AGREEMENTS 67.2%

July 2008 IBEX 35 Index

Collateralized by obligations of

Futures Contracts

the U.S. Treasury or U.S.

(Aggregate Market Value of

Government Agencies

Contracts $4,298,904)

23

(297,624)

September 2008 S&P/MIB

Mizuho Financial Group, Inc.

Index Futures Contracts

issued 06/30/08 at 1.75% due

(Aggregate Market Value of

07/01/08

$

19,417,924

19,417,924

Contracts $6,289,151)

27

(311,522)

Morgan Stanley, Inc. issued

September 2008 Toronto Stock

06/30/08 at 1.70% due

Exchange 60 Index Futures

07/01/08

2,240,530

2,240,530

Contracts

Lehman Brothers Holdings, Inc.

(Aggregate Market Value of

issued 06/30/08 at 0.25% due

Contracts $10,081,364)

60

________

(325,406)

07/01/08

1,493,686

________

1,493,686

(Total Aggregate Market Value of Contracts

Total Repurchase Agreements

$31,345,650)

$

________

(1,089,320)

(Cost $23,152,140)

________

23,152,140

*

Non-Income Producing Security.

Total Investments 94.9%

(Cost $33,424,604)

$

_________

32,688,840

Other Assets in Excess of

Liabilities – 5.1%

$

_________

1,756,572

Net Assets – 100.0%

$

34,445,412

Unrealized

Contracts

Gain

Foreign Currency Futures Contracts Purchased

September 2008 Euro Currency

Futures Contracts

(Aggregate Market Value of

Contracts $ 12,351,150)

63

$

247,831

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